UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/17/2008

NewMarket Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of Principal Executive Offices, Including Zip Code)

804-788-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On December 17, 2008, NewMarket Corporation (the"Company") and C.S. Warren Huang, President of Afton Chemical Corporation, a wholly owned subsidiary of the Company, entered into an Additional Benefit Agreement for 2009 ("Agreement"). This Agreement provides that commencing on January 1, 2009 and through December 31, 2009, the Company shall credit monthly to an account for Mr. Huang an amount equal to one-twelfth of $275,000 which will vest on December 31, 2009. This benefit will paid in cash. In the event that Mr. Huang terminates his employment (other than for death or disability) prior to December 31, 2009 or engages in prohibited conduct (as defined in the Agreement), he shall forfeit his entire interest in the Agreement. The additional terms and conditions of this payment are set forth in the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

    10.1 NewMarket Corporation Additional Benefit Agreement, dated December 17, 2008, between the Company and C.S. Warren Huang.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NewMarket Corporation

Date: December 19, 2008.	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Additional Benefit Agreement for Warren Huang for 2009